PROXY

THIS PROXY IS SOLICITED BY MANAGEMENT OF INTERNATIONAL THUNDERBIRD GAMING CORPORATION (THE "CORPORATION") FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS (THE "MEETING") TO BE HELD ON FRIDAY, JUNE 27, 2003 AND ANY ADJOURNMENT THEREOF.

The undersigned shareholder of the Corporation hereby appoints JACK R. MITCHELL, a director of the Corporation, or him failing, ALBERT W. ATALLAH, a director of the Corporation, or, instead of either of them, as proxy, with power of substitution, to attend, vote and otherwise act for and on behalf of the undersigned at the Meeting and at any adjournment or adjournments thereof, to the same extent and with the same power as if the undersigned were personally present at the Meeting or such adjournment or adjournments thereof and, without limiting the generality of the power hereby conferred, the nominee named above is specifically directed as indicated below with respect to those shares registered in the name of the undersigned:

VOTE IN FAVOUR OF or WITHHOLD FROM VOTING (or, if not specified, vote in favour of) the election of the persons nominated as directors listed in Management's Information Circular accompanying the Notice of Meeting.

VOTE IN FAVOUR OF or WITHHOLD FROM VOTING (or, if not specified, vote in favour of) the re-appointment of Davidson & Company, Chartered Accountants, Vancouver, British Columbia, as auditors of the Corporation and to authorize the directors to fix their remuneration.

If any amendments or variations to the matters above referred to or to any other matters identified in the Notice of Meeting are proposed at the Meeting or any adjournment thereof or if any other matters which are not now known to management should properly come before the Meeting or any adjournment thereof, this proxy confers discretionary authority on the person voting the proxy to vote on such amendments or variations or such other matters in accordance with the best judgement of such person. The undersigned hereby revokes any proxy previously given in respect of the Meeting.

This proxy is solicited on behalf of the management of the Corporation. Each shareholder has the right to appoint a person (who need not be a shareholder of the Corporation) other than the persons specified above to attend and act on his or her behalf at the Meeting. Such right may be exercised by inserting the name of the person to be appointed in the space provided, or by completing another proper form of proxy and, in either case, depositing the form not later than 48 hours preceding the Meeting or with the Chairman of the Meeting on the day of the Meeting and prior to its commencement, or in any other matter permitted by law.
The undersigned shareholder hereby revokes any proxy previously given to attend and vote at the Meeting.

Signature: _________________________________________ Date: _____________________________
(Proxy must be signed and dated)

If this Proxy is not dated, it will be deemed to be dated the day that the Information Circular and Proxy were mailed to the shareholders.

If someone other than the named shareholder signs this Proxy on behalf of the named shareholder, documentation acceptable to the Chairman of the Meeting must be deposited with this Proxy granting signing authority to the person signing the proxy.

To be used at the Meeting, this Proxy must be received at the offices of Pacific Corporate Trust Corporation by mail or by fax no later than 48 hours preceding the Meeting or deposited with the Chairman of the Meeting on the day of the Meeting prior to its commencement. The mailing address of Pacific Corporate Trust Corporation is 625 Howe Street, Tenth Floor, Vancouver, British Columbia, V6C 3B8 and its fax number is (604) 689-8144.

Notes:

  If the shareholder wishes to attend the Meeting to vote on the resolutions in person, please register the shareholder's attendance with the Corporation's scrutineers at the Meeting.

  If the shareholder's securities are held by an intermediary (e.g. a broker) and the shareholder wishes to attend the Meeting to vote on the resolutions, please insert the shareholder's name in the blank space provided, do not indicate a voting choice by any resolution, sign and date and return the Proxy in accordance with the instructions provided by the intermediary. Please contact the intermediary if there are any questions. At the Meeting a vote will be taken on each of the resolutions as set out on this Proxy and the shareholder's vote will be counted at that time.

  If the shareholder cannot attend the Meeting but wishes to vote on the resolutions, the shareholder can appoint another person, who need not be a shareholder of the Corporation, to vote according to the shareholder's instructions. To appoint someone other than the nominees named by management, please insert your appointed proxy holder's name in the space provided, sign and date and return the Proxy. Where no choice on a resolution is specified by the shareholder, this Proxy confers discretionary authority upon the shareholder's appointed proxy holder to vote for or against or withhold vote with respect to that resolution, provided that with respect to a resolution relating to a director nominee or auditor, the proxy holder only has the discretion to vote or not vote for such nominee.

  If the shareholder cannot attend the Meeting but wishes to vote on the resolutions and to appoint one of the nominees named by management as proxy holder, please leave the wording appointing a nominee as shown, sign and date and return the Proxy. Where no choice is specified by a shareholder on a resolution shown on the Proxy, a nominee of management acting as proxy holder will vote the securities as if the shareholder had specified an affirmative vote.

  The securities represented by this Proxy will be voted or withheld from voting in accordance with the instructions of the shareholder on any ballot of a resolution that may be called for and, if the shareholder specifies a choice with respect to any matter to be acted upon, the securities will be voted accordingly. With respect to any amendments or variations in any of the resolutions shown on the Proxy, or matters which may properly come before the Meeting, the securities will be voted by the nominee appointed as the proxy holder, in his or her sole discretion, sees fit.

  If the shareholder votes by completing and returning the Proxy, the shareholder may still attend the Meeting and vote in person should the shareholder later decide to do so. To vote in person at the Meeting, the shareholder must revoke the Proxy in writing as set forth in the Information Circular.

  This Proxy is not valid unless it is dated and signed by the shareholder or by the shareholder's attorney duly authorized by the shareholder in writing, or, in the case of a corporation, by its duly authorized officer or attorney for the corporation. If the Proxy is executed by an attorney for an individual shareholder or joint shareholders or by an officer or an attorney of a corporate shareholder, the instrument so empowering the officer or the attorney, as the case may be, or a notarial copy thereof must accompany the Proxy. If the Proxy is not dated in the space provided, it will be deemed to bear the date on which it is mailed by the Corporation.

  To be valid, this Proxy, duly dated and signed, must arrive at the office of the Registrar and Transfer Agent of the Corporation, not less than 48 hours (excluding Saturdays, Sundays and holidays) before the time for holding the Meeting, or be delivered to the Chairman of the Meeting prior to the commencement of the Meeting on the day of the Meeting prior to the commencement thereof.

  For additional information, see the Management Information Circular accompanying the Notice of Meeting.